Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Quarterly Report of Yi Wan Group, Inc. ("the
Company") on Form 10-Q/A for the period ended June 30, 2003 as filed with the
Securities and Exchange Commission on the date hereof ("the Reports"), I, Wu
Zeming, Chief Financial Officer and Chief Accounting Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, that to my knowledge:

     (1)  the Reports fully comply with the requirements of Section 13(a) or
          15(d) of the Securities Exchange Act of 1934; and

     (2)  the information contained in the Reports fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Wu Zeming
-------------
Wu Zeming, Chief Financial Officer and Chief Accounting Officer

Dated: September 23, 2003